  EXHIBIT 10.33

AMENDMENT NO. 5 TO LOAN AGREEMENT

            This Amendment No. 5 to Loan Agreement (the "Amendment") dated as of December 12, 2024, is between Bank of America, N.A. (the "Bank") and Lakeland Industries, Inc., a Delaware corporation (the "Borrower").

RECITALS

A. The Bank and the Borrower entered into a certain Loan Agreement dated as of June 25, 2020, as amended by that certain Amendment No. 1 to Loan Agreement dated as of June 18, 2021, as further amended by that certain Amendment No. 2 to Loan Agreement dated as of March 3, 2023, as further amended by that certain Amendment No. 3 to Loan Agreement dated as of November 29, 2023, and as further amended by that certain Amendment No. 4 to Loan Agreement dated as of March 28, 2024 (together with any previous amendments, the "Agreement").

B. The Bank and the Borrower desire to further amend the Agreement. This Amendment shall be effective on December 12, 2024, subject to any conditions stated in this Amendment.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 Paragraph 1.8 is hereby amended and restated to read in its entirety as follows:

“1.8 “Credit Limit” means the amount indicated for each period set forth below:

Period	Amount
From the date of this
Agreement until January 31, 2026	$60,000,000 (unless reduced pursuant to a capital raise as described below)

From February 1, 2026
until January 31, 2027	$50,000,000 (unless reduced pursuant to a capital raise as described below)

From February 1, 2027 until
the Expiration Date	$40,000,000

Notwithstanding anything to the contrary, the net cash proceeds of any issuance of equity interests in Borrower, after the payment of any underwriting fees, legal fees or other customary costs incurred in connection therewith, but expressly excluding, without limitation, any issuance of equity interests made as a part of the consideration for any acquisition of any business or its assets permitted by the Loan Documents or otherwise approved by Bank (“Capital Raise Proceeds”) shall, within five (5) Business Days of Borrower’s receipt thereof, be used to pay down the outstanding principal balance of the Loan, and the Credit Limit will be reduced by an amount equal to Capital Raise Proceeds, provided, however, the amount of the Credit Limit shall not be reduced below $40,000,000 as a result of a capital raise.”

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2.2	The first sentence of Paragraph 2.2 is hereby amended and restated to read in its entirety as follows:

“The Line of Credit is available between the date of this Agreement and December 12, 2029, or such other date as the availability may be terminated as provided in this Agreement (the “Expiration Date”).”

2.3	Paragraph 7.3 is hereby amended and restated to read in its entirety as follows:

“To maintain on a consolidated basis a ratio of Funded Debt to EBITDA not exceeding the ratios indicated for each period specified below:

Period	Ratios

From December 12, 2024
through January 31, 2026,	3.50:1.0

From February 1, 2026
through January 31, 2027	3.25:1.0

From February 1, 2027 and thereafter	3.0:1.0

“Funded Debt” means all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long term debt, less the non-current portion of Subordinated Liabilities; provided that for the avoidance of doubt, “Funded Debt” shall not include operating lease liabilities.

“EBITDA" means net income, less income or plus loss from discontinued operations (including unusual and infrequent items, agreed to at the sole discretion of the Bank), plus (a) income taxes, plus (b) interest expense, plus (c) depreciation, plus (d) depletion, plus (e) amortization, plus (f) equity compensation expenses, plus (g) transactions expenses pertaining to acquisitions and financings, plus (h) severance expenses, and plus (i) start-up expenses for de novo operations.

This ratio will be calculated at the end of each reporting period for which the Bank requires financial statements, using the results of the twelve-month period ending with that reporting period; provided that for any acquisition that was closed during the subject period of determination, the results of the acquisition on a pro forma rolling 4 quarter basis.”

“Subordinated Liabilities” means liabilities subordinated to the Borrower’s obligations to the Bank in a manner acceptable to the Bank in its sole discretion.”

2.4	Subparagraph 7.13(b) is hereby amended and restated to read in its entirety as follows:

“(b) Acquire or purchase a business or its assets; provided, however, the Bank’s consent will not be required for the acquisition or purchase of a business or its assets if (i) at the time thereof and after giving effect thereto, no default or event of default shall have occurred and be continuing or would result from such acquisition or purchase, and (ii) the aggregate amount of the consideration (or, in the case of consideration consisting of assets, the fair market value of the assets) paid by Borrower shall not exceed $26,000,000 for any individual acquisition or $36,000,000 on a cumulative basis for all such acquisitions or purchases subsequent to the date hereof. The Borrower shall provide the Bank with a Quality of Earnings Report for acquisitions in which the consideration is greater than $10,000,000.00. As used herein, “Quality of Earnings Report” means a quality of earnings report of the business or its assets in form and substances acceptable to the Bank prepared by an independent third party selected by the Borrower and acceptable the Bank.”

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2.5	Paragraph 7.23 is hereby amended and restated to read in its entirety as follows:

“To maintain an Asset Coverage Ratio of at least 1.10:1.0 at all times.

““Asset Coverage Ratio” means the ratio of Margined Assets to the outstanding principal balance under the Line of Credit.

“Margined Assets” means the sum of (a) 80% of accounts receivable, net of bad debt reserve, as shown on the most recent quarterly balance sheet of the Borrower prepared in accordance with GAAP as delivered to Bank; plus (b) 50% of inventory (or, if less, finished goods) as shown on such balance sheet.

This covenant shall be calculated based on the financial statements (as required under this Agreement) for each quarter and fiscal year, but will only be measured for any period in which the Funded Debt to EBITDA Ratio exceeds 3.25:1.0.”

3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true in all material respects as of the date of this Amendment as if made on the date of this Amendment (except to the extent expressly made as of another date), (c) this Amendment does not conflict with any law, material agreement, or material obligation by which the Borrower is bound, the violation of which would have a material adverse effect on Borrower, (d) this Amendment is within the Borrower's corporate powers, has been duly authorized, and does not conflict with any of the Borrower's organizational documents, (e) the information included in the Beneficial Ownership Certification most recently provided to the Bank, if applicable, is true and correct in all material respects, and (f) as of the date of this Amendment and throughout the term of the Agreement, no Borrower or Guarantor, if any, is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”); (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

4. Conditions. The effectiveness of this Amendment is conditioned upon the Bank’s receipt of the following items, in form and content acceptable to the Bank:

4.1 A fully executed counterpart of this Amendment from the Borrower and each guarantor and/or collateral pledgor (collectively, a “Credit Support Provider”) in form satisfactory to the Bank.

4.2 KYC Information.

(a) Upon the request of the Bank, the Borrower shall have provided to the Bank, and the Bank shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act.

(b) If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall have provided a Beneficial Ownership Certification to the Bank if so requested.

4.3 If the Borrower or any Credit Support Provider is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such Credit Support Provider of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

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4.4 Payment by the Borrower of an upfront fee of $20,000.00.

4.5 Payment by the Borrower of all actual, documented costs, expenses and reasonable attorneys' fees (including allocated costs for in-house legal services) incurred by the Bank in connection with this Amendment.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement, including but not limited to any Waiver of Jury Trial or Dispute Resolution Provision contained therein, shall remain in full force and effect. In the event the terms of this Amendment conflict with the terms of the Agreement or any other document executed in connection with the Agreement, the terms of this Amendment will control.

6. Electronic Records and Signatures. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may, if agreed by the Bank, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Borrower agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to the Bank. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Bank may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Bank’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Bank is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Bank pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Bank has agreed to accept such Electronic Signature, the Bank shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Obligor without further verification and (b) upon the request of the Bank any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[SIGNATURES ON FOLLOWING PAGE]

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            The parties executed this Amendment as of the date stated at the beginning of this Amendment, intending to create an instrument executed under seal.

Bank:

Bank of America, N.A.

By: /s/ Andy Martin, SVP

Name: Andy Martin

Its: Senior Vice President

Borrower:

Lakeland Industries, Inc., a Delaware corporation

By: /s/ Roger D. Shannon (Seal)

       Roger D. Shannon, Chief Financial Officer

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CONSENT AND REAFFIRMATION

OF PLEDGOR

The undersigned (the “Credit Support Provider”) is a pledgor of collateral for, the Borrower’s obligations to the Bank under the Agreement.  The Credit Support Provider hereby (i) acknowledges and consents to the foregoing Amendment, (ii) reaffirms its obligations under any agreement under which it has granted to the Bank a lien or security interest in any of its real or personal property, and (iii) confirms that such agreements, including but not limited to any Waiver of Jury Trial or Dispute Resolution Provision contained therein, remain in full force and effect, without defense, offset, or counterclaim.  (Capitalized terms used herein shall have the meanings specified in the foregoing Amendment.)

Although the undersigned has been informed of the terms of the Amendment, the undersigned understands and agrees that the Bank has no duty to so notify it or any other pledgor or to seek this or any future acknowledgment, consent or reaffirmation, and nothing contained herein shall create or imply any such duty as to any transactions, past or future.

Dated as of December 9, 2024.

Credit Support Provider:

Lakeland Industries, Inc.

By: /s/ Roger D. Shannon (Seal)

       Roger D. Shannon, Chief Financial Officer

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